Exhibit 99.2

June 6, 2011

Mr. Jeffrey F. Watson, CEO
Worldwide Energy and Manufacturing Inc.
408 N. Canal Street Unit A&B
South San Francisco, CA 94080

Via email

Dear Jeff,

Effective immediately, I am resigning my position as board member of Worldwide Energy and Manufacturing, Inc.  Thank you for the opportunity to be of service, and best of luck in the future.

Very truly yours,

Jennifer Maliar